Exhibit 10.3

[Execution]

WAIVER AND AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT

WAIVER AND AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT, dated March 17, 2010 (this “Amendment No. 2”), is by and among Wachovia Bank, National Association, a national banking association, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, “Agent”), the parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”), Latrobe Steel Company, a Pennsylvania corporation (“Latrobe”), OH&R Special Steels Company, a Delaware corporation (“OH&R”), Specialty Steel Supply, Inc., a Texas corporation (“Specialty Steel” and together with Latrobe and OH&R, each individually a “Borrower” and collectively, “Borrowers”), and Toolrock Holding, Inc., a Delaware corporation (“Parent”, sometimes individually referred to herein as a “Guarantor” and collectively, “Guarantors” as defined in the Loan Agreement).

W I T N E S S E T H:

WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated March 6, 2008, by and among Agent, Lenders, Borrowers and Guarantors, as amended by Amendment No. 1 to Loan and Security Agreement, dated January 22, 2009, by and among Agent, Lenders, Borrowers and Guarantors (as the same now exists and is amended and supplemented pursuant hereto and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and the other Financing Agreements;

WHEREAS, on May 8, 2009, Agent sent Borrowers and Guarantors a Notice of Default and Reservation of Rights letter as a result of Borrowers’ failure to maintain Excess Availability in the amount required under Section 9.19 of the Loan Agreement and on May 29, 2009, Borrowers notified Agent that as of April 30, 2009, Borrowers were not in compliance with the Fixed Charge Coverage Ratio as required under Section 9.17 of the Loan Agreement;

WHEREAS, an Event of Default has occurred as a result of the failure by Borrower to deliver to Agent, by January 28, 2010, the financial statements and other items for the fiscal year ended September 30, 2009 as required under Section 9.6(a)(iii) of the Loan Agreement;

WHEREAS, Borrowers and Guarantors have requested that Agent and Lenders agree to waive certain Events of Default under the Loan Agreement and amend certain provisions of the Loan Agreement as set forth herein, and Agent and Lenders are willing to agree to such requests on the terms and subject to the conditions set forth herein;

WHEREAS, by this Amendment No. 2, Agent, Lenders, Borrowers and Guarantors desire and intend to evidence such waiver and amendments;

NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

(a) Additional Definitions. As used herein, the following terms shall have the meanings given to them below and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, the following definitions:

(i) “Accrued Amounts” shall mean Accrued Management Fees and Accrued Mezzanine Debt Interest.

(ii) Accrued Management Fees” shall mean $937,500, which represents the aggregate amount of accrued and unpaid management fees owing to Sponsors or any of their Affiliates from July 1, 2009 through January 1, 2010.

(iii) “Accrued Mezzanine Debt Interest” shall mean (a) $4,856,645.36 which amount represents the aggregate accrued amount of interest owing in respect of the Mezzanine Notes during the period commencing March 16, 2009 and ending March 15, 2010 and (b) PIK Interest (as such term is defined in the Mezzanine Note Documents as in effect on the date of Amendment No. 2) accruing on and after December 16, 2009.

(iv) “Amendment No. 2” shall mean this Waiver and Amendment No. 2 to Loan and Security Agreement by and among Agent, Lenders, Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(v) “Amendment No. 2 Effective Date” shall mean the date on which each of the conditions precedent set forth in Section 25 of Amendment No. 2 shall have been satisfied or waived in accordance with the terms of Amendment No. 2.

(vi) “Mezzanine Fourth Amendment” shall mean the Waiver and Fourth Amendment Agreement, dated the date of Amendment No. 2, by and among the issuers party thereto, the purchasers party thereto and the Mezzanine Note Agent, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(vii) “Monthly Payment Date” shall have the meaning set forth in Section 9.9(g)(iii)(A)(2)(aa) of the Loan Agreement.

(viii) “QDO Priority Collateral Release Date” shall mean the date each of the conditions set forth in Section 9.9(h) of this Agreement are satisfied.

(ix) “QDO Release Reserve” shall mean (a) from the date of Amendment No. 2 through and including the QDO Priority Collateral Release Date, $0, and (b) after the QDO

Priority Collateral Release Date, a Reserve established and/or maintained in an amount equal to $15,000,000.

(b) Amendments to Definitions.

(i) The definition of “Applicable Margin” set forth in the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

“Applicable Margin” shall mean with respect to Base Rate Loans and Eurodollar Rate Loans, the applicable percentage (on a per annum basis) set forth below based on the Quarterly Average Excess Availability for the immediately preceding calendar quarter:

Tier	Quarterly Average Excess Availability	Applicable Margin for Eurodollar Rate Loans	Applicable Margin for Base Rate Loans
1	Greater than $100,000,000	3.75%	2.50%
2	Less than or equal to $100,000,000 and greater than $60,000,000	4.00%	2.75%
3	Less than or equal to $60,000,000 and greater than $20,000,000	4.25%	3.00%
4	Less than or equal to $20,000,000	4.50%	3.25%

provided, that, (i) the Applicable Margin for Revolving Loans shall be calculated and established once each calendar quarter and shall remain in effect until adjusted for the next calendar quarter and (ii) each adjustment of the Applicable Margin shall be effective as of the first day of a calendar quarter based on the Quarterly Average Excess Availability for the immediately preceding calendar quarter. In the event that at any time after the end of a calendar quarter the Quarterly Average Excess Availability for such calendar quarter used for the determination of the Applicable Margin was less than the actual amount of the Quarterly Average

Excess Availability for such calendar quarter as a result of the inaccuracy of information provided by or on behalf of Borrowers to Agent for the calculation of Excess Availability, the Applicable Margin for such prior calendar quarter shall be adjusted to the applicable percentage based on such actual Quarterly Average Excess Availability and any additional interest for the applicable period as a result of such recalculation shall be promptly paid to Agent. The foregoing shall not be construed to limit the rights of Agent and Lenders with respect to the amount of interest payable after an Event of Default whether based on such recalculated percentage or otherwise. The Applicable Margin for Revolving Loans through March 31, 2010 shall be the Applicable Margin set forth in Tier 4 set forth above.

(ii) The definition of “Cash Dominion Event” set forth in the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

“Cash Dominion Event” shall mean either (a) an Event of Default shall have occurred and be continuing, or (b) Excess Availability shall at any time be less than the amount equal to thirty (30%) percent of the Maximum Credit.

(iii) The definition of “EBITDA” in the Loan Agreement is hereby amended by deleting subsection (b)(viii) of such definition and substituting the following therefor:

“(viii) non-recurring cash items incurred during such period as determined in accordance with GAAP in an aggregate amount not to exceed $1,000,000 during any consecutive twelve (12) month period, which include, (A) extraordinary non recurring one time charges in accordance with GAAP and extraordinary nonrecurring one time cash expenses and (B) earn-outs and similar contingent payments in connection with investments permitted under Section 9.10 hereof;”

(iv) The definition of “Eligible Inventory” in the Loan Agreement is hereby amended by deleting each reference to “Section 1.122(v)” contained therein and substituting “Section 1.123(v)” therefor.

(v) The term “Financing Agreements” set forth in the Loan Agreement is hereby deemed to be amended to include, in addition to and not in limitation, Amendment No. 2.

(vi) The definition of “Maximum Credit” in the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

“Maximum Credit” shall mean the amount of $175,000,000.

(vii) The definition of “Mezzanine Notes” in the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

“Mezzanine Notes” shall mean the subordinated notes issued under the terms of Securities Purchase Agreement dated December 8, 2006, by and among the issuers party thereto, the purchasers from time to time party thereto and the Mezzanine Note Agent in the form of (a) Exhibit A thereto as in effect on the date hereof and (b) Exhibit A to the Mezzanine Fourth Amendment as in effect on the date of Amendment No. 2.

(viii) The definition of “Permitted Acquisitions” in the Loan Agreement is hereby deleted in its entirety and the following substituted therefor: “Intentionally Deleted.”

(ix) The definition of “Reserves” in the Loan Agreement is hereby amended by (A) deleting “and” appearing at the end of clause (viii) of the second sentence of such definition, and (B) inserting the following immediately prior to the period at the end of the second sentence of such definition:

“; and (x) QDO Release Reserve.”

(x) The definition of “Tranche A Commitments” in the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

“Tranche A Commitments” shall mean, at any time, as to each Lender, the principal amount set forth next to such Lender’s name on Exhibit A to Amendment No. 2 designated as the Tranche A Commitment of such Lender or on Schedule 1 to the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender under the Loan Agreement in accordance with the provisions of Section 13.7 of this Agreement, sometimes being collectively referred to herein as “Tranche A Commitments”.

(xi) The definition of “Tranche A Loan Limit” in the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

“Tranche A Loan Limit” shall mean $175,000,000.

(c) Interpretation. For purposes of this Amendment No. 2, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Loan Agreement as amended by this Amendment No. 2.

2. Increase in Maximum Credit. Section 2.3 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

“2.3 Intentionally Omitted.”

3. Unused Line Fee. Section 3.2(a) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

“(a) Borrowers shall pay to Agent, for the account of Tranche A Lenders, for the period on and after the date of Amendment No. 2, monthly an unused line fee at a rate equal to three quarters of one (.75%) percent per annum calculated upon the amount by which the Tranche A Loan Limit exceeds the average daily principal balance of the outstanding Tranche A Loans (exclusive of Swing Line Loans), and Letters of Credit during the immediately preceding month (or part thereof), for so long thereafter as any Obligations are outstanding. Such fees shall be payable on the first day of each month in arrears and calculated based on a three hundred sixty (360) day year and actual days elapsed. For any applicable period of time prior to the date of Amendment No. 2, the unused line fee shall be calculated at the rate that was in effect immediately prior to the effectiveness of Amendment No. 2.”

4. Collateral Reporting.

(a) Section 7.1(a) of the Loan Agreement is hereby deleted and the following is substituted therefor:

“(a) Borrowers shall provide Agent with the following documents in a form reasonably satisfactory to Agent:

(i) on a weekly basis commencing with the week following the Amendment No. 2 Effective Date (but in any event within two (2) Business Days after the end of a week) so long as Excess Availability shall be greater than $35,000,000, twice weekly (on the Monday and Thursday of each week) commencing with the week following the Amendment No. 2 Effective Date so long as Excess Availability shall be less than or equal to $35,000,000 and greater than $20,000,000 and daily so long as Excess Availability is less than or equal to $20,000,000, and more frequently as Agent may request at any time a Default or Event Default shall have occurred and be continuing,

(A) a Borrowing Base Certificate setting forth the calculation of the Borrowing Base as of the last Business Day of the immediately preceding period, duly completed and executed by the president, chief executive officer, chief financial officer, vice president of finance, treasurer or controller of Administrative Borrower or Parent (each, a “Responsible Officer”), together with all schedules required pursuant to the terms of the Borrowing Base Certificate duly completed; provided, that, at all times that only a weekly Borrowing Base Certificate is required, Borrowers may at any time elect but shall not be required to provide a Borrowing Base Certificate more frequently but in the event Borrowers elect to provide such Borrowing Base Certificate on any one or more occasion it shall not be required to continue to do so (subject to the rights of Agent hereunder to require more frequent delivery in accordance with the terms hereof),

(B) (1) summary inventory reports by location and category (and including the amounts of consigned Inventory accepted on consignment by Borrowers and amounts of inventory consigned to third parties by Borrowers, and the value of Inventory held by processors), (2) summary agings of accounts receivable together with schedules of sales made, credits issued and cash received, (3) summary agings of accounts payable (and including information indicating the amounts owing to owners and lessors of leased premises, warehouses, processors and other third parties from time to time in possession of any Collateral), and (4) a cash report in form satisfactory to Agent indicating the amount of cash (and the deposit accounts in which such cash is held) of Borrowers as of the end of preceding week or day, as applicable, and

(C) a report with respect to the VIM/VAR furnace projects, which shall include information relating to the estimated total cost of the projects to date, the actual cash expenditure by Borrowers and Guarantors related to the projects for such period, the amount of reimbursements committed to by any third party for such period in connection with the projects and the total cash expenditure by Borrowers and Guarantors related to the projects to date,

(ii) such other reports as to the Collateral as Agent shall reasonably request from time to time with respect to such information not otherwise specified above (and if such request is for a report to be on a periodic basis after the initial request therefor, such frequency to be agreed to by Administrative

Borrower and Agent), and

(iii) on a monthly basis (but in any event within five (5) Business Days after the end of a month), (A) a report setting forth a rolling thirteen (13) week cash flow forecast reflecting such information for the month immediately following the last month reflected in such immediately prior report and (B) a report, duly completed and executed by a Responsible Officer, which specifies all material changes to or deviations from any of the projected information for the immediately preceding month set forth in any budget previously delivered to Agent, compared to the actual results for such periods (including any deviations, plan to date, from projected information to actual results as of the day of the delivery of such report).”

5. Financial Statements.

(a) Section 9.6(a)(iii) of the Loan Agreement is hereby amended by inserting the following immediately after the reference to “within one hundred twenty (120) days after the end of each fiscal year”: “(but with respect to the fiscal year ended September 30, 2009, by no later than March 31, 2010)”.

(b) Section 9.6(a) of the Loan Agreement is hereby amended by (A) deleting “.” appearing at the end of Section 9.6(a)(iv) and substituting “, and” therefor and (B) inserting the following immediately thereafter:

“(v) concurrently with the delivery of the financial statements referred to in Section 9.6(a)(i) hereof, (a) information for such month and year-to-date period reflecting actual performance compared to plan and a comparison of such information in such financial statements to information for the same period in the immediately preceding year, and (b) a management discussion and analysis (in substantially the same format and with the same scope of information as provided to Agent prior to the date of Amendment No. 2).”

6. Mezzanine Notes. Section 9.9(g) of the Loan Agreement is hereby amended by deleting each reference to “on the date hereof contained therein and substituting “on the date of Amendment No. 2” therefor.

7. Mezzanine Debt Limit. Section 9.9(g)(i) of the Loan Agreement is hereby amended by deleting the reference to “$31,000,000” and replacing it with “$41,000,000 plus PIK Interest (as such term is defined in the Mezzanine Note Documents as in effect on the date of Amendment No. 2)”.

8. Interest on Mezzanine Notes. Section 9.9(g)(iii)(A) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

“(A) as to

(1) regularly scheduled payments of interest due and owing after January 15, 2010, such interest may be paid when due; provided, that, (aa) such interest is paid in accordance with the terms of the Mezzanine Note Documents (as in effect on the date of Amendment No. 2), (bb) after giving effect to such payment, the average Excess Availability for the consecutive thirty (30) calendar day period ending on the day prior to such applicable Interest Payment Date (as such term is defined in the Mezzanine Note Documents, as in effect on the date of Amendment No. 2) is equal to or greater than $15,000,000 (without giving effect to the QDO Release Reserve, if applicable at such time), (cc) on the date of such payment and after giving effect thereto, the Excess Availability is equal to or greater than $15,000,000 (without giving effect to the QDO Release Reserve, if applicable at such time), (dd) on the date of any such payment and after giving effect thereto, no Event of Default shall have occurred and be continuing, and (ee) on the date of any such payment, Agent shall have received a certificate executed by the chief financial officer of Latrobe, certifying that each of the conditions to such payment set forth in this Section 9.9(g)(iii)(A)(1) have been satisfied, and

(2) Accrued Mezzanine Debt Interest, Parent may pay Accrued Mezzanine Debt Interest; provided, that,

(aa) such Accrued Mezzanine Debt Interest is paid no more frequently than once every thirty (30) consecutive days (each such date being a “Monthly Payment Date”), with the first payment in respect of Accrued Mezzanine Debt Interest to occur no earlier than June 15, 2010,

(bb) as of the date of any such payment and after giving effect thereto, Excess Availability (calculated on a pro forma basis after giving effect to any such payment) shall not be less than $20,000,000,

(cc) with respect to all payments of Accrued Amounts made during any consecutive ninety (90) day period, once the aggregate amount of payments during any such period equals or exceeds $500,000, as of the date of any such payment and after giving effect thereto, the Fixed Charge Coverage Ratio of Parent and its Subsidiaries (calculated on a pro forma basis after giving effect to any such payment) shall be not less than 1.10:1.00 for the period then applicable under Section 9.17(b) hereof most recently ended for which Agent has received financial statements for Parent and its Subsidiaries,

(dd) the aggregate amount of Accrued Amounts paid on any Monthly Payment Date shall not exceed (i) $500,000 with respect to the first payment made during any consecutive ninety day period, and $400,000 on any Monthly Payment Date during such period thereafter and (ii) $1,000,000 during any consecutive ninety day period,

(ee) on the date of any such payment and after giving effect thereto, no Event of Default shall have occurred and be continuing, and

(ff) on the date of any such payment, Agent shall have received a certificate executed by the chief financial officer of Latrobe, certifying that each of the conditions to such payment set forth in this Section 9.9(g)(iii)(A)(2) have been satisfied;

notwithstanding the foregoing, (x) payments of Accrued Mezzanine Debt Interest in an amount not to exceed $1,907,008.09 may be made on the Amendment No. 2 Effective Date and without subject to satisfying the conditions set forth in Sections 9.9(g)(iii)(A)(2)(aa), (bb), (cc), (dd) and (ff) hereof and (y) payments of Accrued Mezzanine Debt Interest permitted with the proceeds of tax refunds pursuant to Section 19 of Amendment No. 2 may be made at any time, and without subject to satisfying the conditions set forth in Sections 9.9(g)(iii)(A)(2)(aa), (bb), (cc), (dd) and (ff) hereof, and”

9. Principal Payments on Mezzanine Notes. Section 9.9(g)(iii)(B) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

“(B) as to payments of principal:

(1) Borrower and Guarantors may make payments of the principal amount of the Mezzanine Notes and other obligations under the Mezzanine Note Documents at the stated maturity of the Mezzanine Notes; and

(2) Borrower and Guarantors may pay up to $5,000,000 of principal owing in respect of the Mezzanine Notes prior to the stated maturity thereof at anytime after September 1, 2010; provided, that,

(aa) Agent shall have received notice of such proposed payment no later than five (5) Business Days prior thereto,

(bb) the daily average of the Excess Availability shall have been not less than $30,000,000, (x) for the immediately preceding ninety (90) consecutive day period for which the Borrowing Base has been calculated prior to the date of such payment, and (y) on the date of such payment, in each case on a pro forma basis using the Excess Availability as of the date of the most recent calculation of the Borrowing Base immediately prior to giving effect to any such payment,

(cc) the Fixed Charge Coverage Ratio of Parent and its Subsidiaries (calculated without giving effect to any such payment) determined as of the end of the fiscal month most recently ended prior to such proposed payment for which Senior Agent has received financial statements shall be not less than 1.10 to 1.00 for the period of the immediately preceding twelve (12) consecutive fiscal months ending on the last day of such fiscal month,

(dd) on the date of any such payment and after giving effect thereto, no Event of Default shall have occurred and be continuing, and

(ee) on the date of any such payment, Agent shall have received a certificate executed by the chief financial officer of Latrobe, certifying that each of the conditions to such payment of principal in respect of the Mezzanine Notes set forth in this Section 9.9(g)(iii)(B) have been satisfied,”

10. Qualified Debt Offering. Section 9.9(h) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

“(h) Indebtedness arising after the date of Amendment No. 2 to the Qualified Debt Agent or other holders thereof (but not to any other Borrower or Guarantor or other Subsidiary of Parent) pursuant to a Qualified Debt Offering; provided, that, each of the following conditions is satisfied:

(i) Agent shall have received not less than fifteen (15) Business Days prior written notice of the intention of such Borrower or Guarantor to incur such Indebtedness, which notice shall set forth in detail reasonably satisfactory to Agent the amount of such Indebtedness, the initial person or persons to whom such Indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information as Agent may reasonably request with respect thereto,

(ii) the initial proceeds of such Indebtedness may but shall not be required to repay the outstanding Indebtedness, either in whole or in part, set forth in Section 9.9(g) hereof,

(iii) such Indebtedness shall, in the determination of Agent, be on commercially reasonable terms and conditions with market rate pricing and scheduled principal payments due no earlier than six (6) months after the Maturity Date and shall not include terms and conditions with respect to any Borrower or Guarantor which are more burdensome or restrictive in any material respect than those contained in this Agreement, taken as a whole, except with respect to financial covenants and call protection provisions (and other payments permitted pursuant to clause (x) below); provided, that, no later than ten (10) days prior to incurring such Indebtedness, Borrowers shall have delivered to Agent, (A) projections, in form and substance reasonably satisfactory to Agent, which show that Borrowers will be in compliance with such financial covenants and call protection provisions (and other payments permitted pursuant to clause (x) below) through the end of the term of such Indebtedness and (B) at least two (2) days prior to the incurrence of such Indebtedness, Agent shall have received a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to such transactions (including the application of any proceeds of such Indebtedness), (1) the Fixed Charge Coverage Ratio for Parent and its Subsidiaries is equal to or greater than 1.00 to 1.00 and (2) Excess Availability (after giving effect to the QDO Release Reserve) shall be greater than $20,000,000, for the first twelve (12) months after giving effect to the incurrence of such Indebtedness and on an annual basis thereafter for the remaining term of the Credit Facility,

(iv) the Indebtedness incurred pursuant to this Section 9.9(h) together with any Hedge Agreement provided by the Qualified Debt Agent or any holder of any such Indebtedness in connection with the Qualified Debt Offering may be secured by a lien on the Collateral; provided, that, Agent shall have received the Qualified Debt Intercreditor Agreement applicable to such Indebtedness, duly authorized, executed and delivered by the holders of such Indebtedness or the Qualified Debt Agent (on behalf of the holders of such Indebtedness), which shall provide among other things for the subordination of Qualified Debt Agent’s and such holders’ lien on the Collateral (other than the

Qualified Debt Offering Priority Collateral) and the subordination of the Secured Parties’ lien on the Qualified Debt Offering Priority Collateral as provided in Section 9.8(j) hereof,

(v) Agent shall have received the Qualified Debt Intercreditor Agreement, duly authorized, executed and delivered by the Qualified Debt Agent, Borrowers and Guarantors, and true, correct and complete copies of all agreements, documents or instruments evidencing or otherwise related to such Indebtedness, in each case in form and substance reasonably satisfactory to Agent,

(vi) the proceeds of such Qualified Debt Offering (after payment of any of the obligations and Indebtedness set forth in subsection (ii) above) shall be paid to Agent for application to the Obligations in accordance with Section 6.4 hereof,

(vii) [Reserved],

(viii) the daily average of the Excess Availability shall have been not less than $20,000,000 on the date any such Indebtedness is incurred, and after giving effect thereto (including the application of any proceeds of Indebtedness), in each case on a Pro Forma Basis using the Excess Availability (after giving effect to the QDO Release Reserve) as of the date of the most recent calculation of the Borrowing Base immediately prior to giving effect to any such incurrence of Indebtedness,

(ix) as of the date of incurring such Indebtedness and after giving effect thereto, no Event of Default shall have occurred and be continuing,

(x) Borrowers and Guarantors may make regularly scheduled payments of principal and interest and mandatory prepayments in respect of such Indebtedness, in each case, as agreed to by Agent and to the extent permitted under the Qualified Debt Intercreditor Agreement,

(xi) Borrowers and Guarantors shall not, directly or indirectly, (A) amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any agreements, documents or instruments in respect of any such Indebtedness (except to the extent permitted under the Qualified Debt Intercreditor Agreement), and except, that, Borrowers and Guarantors, and any Subsidiary, may, after prior written notice to Agent, amend, modify, alter or change the terms thereof to forgive, or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or to make the terms thereof less restrictive or burdensome to Borrowers, Guarantors or such Subsidiary or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness or set aside or otherwise deposit or invest any sums for such purpose except as permitted in this Section 9.9(h), and

(xii) only one Qualified Debt Offering can be incurred.”

11. Loans, Investments, Etc. Section 9.10(b) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

“(b) Intentionally Deleted;

12. Dividends and Redemptions. Section 9.11(e) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor: “(e) Intentionally Deleted.”

13. Transactions with Affiliates; Management Fees. Section 9.12(b)(ii) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

“(ii) Borrowers and Guarantors may pay

(A) (1) a yearly management fee and other fees (such “other fees” do not include the fees referred to in clauses (iii) and (vi) below) to the Sponsors or any Affiliate thereof in the aggregate annual amount not to exceed $5,000,000 so long as on the date of any such payment and after giving effect thereto, no Event of Default shall have occurred and be continuing, and (2) to the extent that any management fee referred to in clause (A)(1) above accrued but was unpaid in any calendar year (other than Accrued Management Fees), the amount of such accrued and unpaid management fee may be paid to Sponsors or any Affiliate thereof in the following calendar year (or in any other calendar year in which Sponsors or any Affiliate thereof are permitted to receive such payment), in the case of this clause (b)(ii)(A), so long as on the date of the payment of such accrued and unpaid management fee and after giving effect thereto, (aa) Excess Availability shall be not less than an amount equal to 15% of the Maximum Credit then in effect and (bb) no Event of Default shall have occurred and be continuing, and

(B) Accrued Management Fees; provided, that,

(1) such Accrued Management Fees are paid no more frequently than a Monthly Payment Date and on the same date that a payment of Accrued Mezzanine Debt Interest is paid, with the first payment in respect of Accrued Management Fees to occur no earlier than June 15, 2010,

(2) as of the date of any such payment and after giving effect thereto, Excess Availability (calculated on a pro forma basis after giving effect to any such payment) shall not be less than $20,000,000,

(3) with respect to all payments of Accrued Amounts made during any consecutive ninety (90) day period, once the aggregate amount of payments during any such period equals or exceeds $500,000, as of the date of any such payment and after giving effect thereto, the Fixed Charge Coverage Ratio of Parent and its Subsidiaries (calculated on a pro forma basis after giving effect to any such payment) shall be not less than 1.10:1.00 for the period then applicable under Section 9.17(b) hereof most recently ended for which Agent has received financial statements for Parent and its Subsidiaries,

(4) the aggregate amount of Accrued Amounts paid on any Monthly Payment Date shall not exceed (aa) $500,000 with respect to the first payment made during any consecutive ninety day period, and $400,000 on any Monthly Payment Date during such period thereafter and (bb) $1,000,000 during any consecutive ninety day period,

(5) on the date of any such payment and after giving effect thereto, no Event of Default shall have occurred and be continuing, and

(6) on the date of any such payment, Agent shall have received a certificate executed by the chief financial officer of Latrobe, certifying that each of the conditions to such payment set forth in this Section 9.12(b)(ii)(B) have been satisfied;

notwithstanding the foregoing, (x) payment of Accrued Management Fees in an amount not to exceed $325,000 may be made on the Amendment No. 2 Effective Date and without being subject to satisfying the conditions set forth in Sections

9.12(b)(ii)(B)(l), (2), (3), (4) and (6) hereof and (y) payments of Accrued Management Fees permitted with the proceeds of tax refunds pursuant to Section 19 of Amendment No. 2 may be made at any time, and without subject to satisfying the conditions set forth in Sections 9.12(b)(ii)(B)(l), (2), (3), (4) and (6) hereof;

14. Financial Covenants. Section 9.17 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

“(a) Minimum EBITDA. At any time that

(i) the aggregate principal amount of outstanding Loans is less than $110,000,000 and Excess Availability is less than $20,000,000, or

(ii) the aggregate principal amount of outstanding Loans is greater than or equal to $110,000,000 but less than $125,000,000 and Excess Availability is less than $25,000,000, or

(iii) the aggregate principal amount of outstanding Loans is greater than or equal to $125,000,000 and Excess Availability is less than $30,000,000,

Parent and its Subsidiaries shall maintain, on a consolidated basis, EBITDA of not less than the amount set forth below for each respective period set forth below most recently ended for which Agent has received financial statements for Parent and its Subsidiaries:

Period	Minimum EBITDA
for the two (2) consecutive month period ending November 30, 2009	($900,000)
for the three (3) consecutive month period ending December 31, 2009	($1,500,000)
for the four (4) consecutive month period ending January 31, 2010	($900,000)
for the five (5) consecutive month period ending February 28, 2010	($400,000)
for the six (6) consecutive month period ending March 31, 2010	$700,000
for the seven (7) consecutive month period ending April 30, 2010	$2,400,000

(b) Fixed Charge Coverage Ratio. As of the end of each month, commencing May 31, 2010 (and during any such month), that

(i) the aggregate principal amount of outstanding Loans is less than $110,000,000 and Excess Availability is less than $20,000,000, or

(ii) the aggregate principal amount of outstanding Loans is greater than or equal to $110,000,000 but less than $125,000,000 and Excess Availability is less than $25,000,000, or

(iii) the aggregate principal amount of outstanding Loans is greater than or equal to $125,000,000 and Excess Availability is less than $30,000,000,

Parent and its Subsidiaries shall maintain, on a consolidated basis, a Fixed Charge Coverage Ratio of not less than the ratio set forth below for each respective period set forth below most recently ended for which Agent has received financial statements for Parent and its Subsidiaries:

Period	Fixed Charge Coverage Ratio
for the three (3) consecutive month period ending May 31, 2010	0.50:1.00
for the four (4) consecutive month period ending June 30, 2010	0.60:1.00
for the five (5) consecutive month period ending July 31, 2010	0.80:1.00
for the six (6) consecutive month period ending August 31, 2010	1.00:1.00
for the seven (7) consecutive month period ending September 30, 2010	1.00:1.00
for the eight (8) consecutive month period ending October 31, 2010	1.00:1.00
for the nine (9) consecutive month period ending November 30, 2010	1.00:1.00
for the ten (10) consecutive month period ending December 31, 2010	1.00:1.00
for the eleven (11) consecutive month period ending January 31, 2011	1.00:1.00

Period	Fixed Charge Coverage Ratio
for the twelve (12) consecutive month period ending February 28, 2011 and as of the end of each month thereafter (calculated on a trailing twelve (12) consecutive month basis)	1.00:1.00”

15. Capital Expenditures. Section 9.18 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

“9.18 Capital Expenditures. Parent and its Subsidiaries shall not, directly or indirectly, make or commit to make, whether through purchase, capital leases or otherwise, Capital Expenditures (a) in an aggregate amount in excess of $12,000,000 in fiscal year 2010, and (b) in each fiscal year after 2010, in an aggregate amount in excess of $15,000,000; provided, that, the maximum amount of Capital Expenditures which may be made by Parent and its Subsidiaries in a particular fiscal year under clauses (a) or (b) above shall be increased by (i) the difference (if any) between the amount of all Capital Expenditures made in the previous fiscal year and the maximum permitted amount for such year, up to a maximum carry-over amount of $3,000,000, plus (ii) the amount of any Permitted Additional Capital Expenditure(s).”

16. Minimum Excess Availability. Section 9.19 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

“9.19 Minimum Excess Availability. Borrowers shall not permit Excess Availability at any time to be less than the amount indicated in respect of each period set forth below:

Period	Minimum Excess Availability
From the date of Amendment No. 2 Effective Date through and including April 30, 2010	$2,500,000
May 1, 2010 through and including May 31, 2010	$3,000,000

Period	Minimum Excess Availability
From June 1, 2010 through and including June 30, 2010	$3,500,000
July 1, 2010 through and including July 31, 2010	$4,000,000
August 1, 2010 through and including August 31, 2010	$4,500,000
At all times on and after September 1, 2010	$5,000,000”

17. Concerning the Collateral and the Related Financing Agreements. Section 12.9(b)(ii) of the Loan Agreement is hereby amended by deleting the reference to “(if applicable)” therein and replacing it with “(in the event a Qualified Debt Offering is consummated)”.

18. Tranche B Loans. The parties acknowledge and agree that pursuant to and in accordance with the terms of the Loan Agreement, (a) the Tranche B Loan Limit is $0, and shall at all times on and after the Amendment No. 2 Effective Date continue to be $0, (b) there are no Tranche B Loans outstanding, and (c) all Tranche B Commitments have been terminated.

19. Tax Refund; Payment of Accrued Mezzanine Debt Interest and Accrued Management Fees. To the extent that Parent receives, by no later than April 30, 2010, federal tax refund(s) related to the federal tax return filed for fiscal year ended September 30, 2009 (and related carry back provisions to prior years) in excess of $4,000,000 (and upon the receipt by Agent of evidence, in form and substance satisfactory to Agent, of the receipt of such tax refund and its amount), Borrowers may pay Accrued Mezzanine Debt Interest and Accrued Management Fees then owing to Sponsors or any Affiliate thereto in an aggregate amount not to exceed the lesser of (a) $1,500,000 and (b) the amount of the refund in excess of $4,000,000; provided, that, 83.3% percent of such excess may be used by Borrowers to pay Accrued Mezzanine Debt Interest and 16.7% percent of such excess may be used by Borrowers to pay Accrued Management Fees.

20. Notices. Notwithstanding anything to the contrary contained in Section 13.3(a) of the Loan Agreement or in any of the other Financing Agreements, from and after the date hereof, any notice, request, demand or communication sent to Agent or Issuing Bank by any Borrower or Guarantor pursuant to and in accordance with the Loan Agreement or any of the other Financing Agreements shall be sent to:

Wachovia Bank, National Association

12 East 49th Street

New York, New York 10017

Attention: Portfolio Manager-Latrobe

Telephone No.: (212) 545-4491

Telecopy No.: (212) 545-4283

21. Waiver.

(a) Subject to the terms and conditions set forth herein, Agent and Lenders hereby waive (i) the Event of Default under Section 10.1(a)(iii) of the Loan Agreement arising as a result of Borrowers failure to maintain Fixed Charge Coverage Ratio as required under Section 9.17 of the Loan Agreement as of the date hereof, (ii) the Event of Default under Section 10.1(a)(iii) of the Loan Agreement arising as a result of Borrowers failure to maintain Excess Availability in the amount required under Section 9.19 of the Loan Agreement as of the date hereof, (iii) the Event of Default under Section 10.1(a)(iii) of the Loan Agreement arising as a result of the failure by Borrowers to deliver to Agent, by January 28, 2010, the financial statements and other items for the fiscal year ended September 30, 2009 as required under Section 9.6(a)(iii) of the Loan Agreement, provided, that, Agent shall have received such financial statements and other items by no later than March 31, 2010 and (iv) the Event of Default under Section 10.1(i)(A) of the Loan Agreement as a result of the defaults in respect of the Indebtedness evidenced by the Mezzanine Notes (A) as specified in the Default Notice, dated January 5, 2010, received by Agent from Mezzanine Note Agent and (B) arising as a result of the Borrowers failure to make interest payments on the Original Notes (as such term is defined in the Mezzanine Fourth Amendment) on March 15, 2010 as required by Section 3.1.1 of the Securities Purchase Agreement (collectively, the “Acknowledged Events of Default”).

(b) Agent and Lenders have not waived, are not by this Amendment No. 2 waiving, and have no intention of waiving any Event of Default which may have occurred on or prior to the date hereof, whether or not continuing on the date hereof, or which may occur after the date hereof (whether the same or similar to the Acknowledged Events of Default or otherwise), other than the Acknowledged Events of Default. The foregoing waiver shall not be construed as a bar to or a waiver of any other or further Event of Default on any future occasion, whether similar in kind or otherwise and shall not constitute a waiver, express or implied, of any of the rights and remedies of Agent and Lenders arising under the terms of the Loan Agreement or any other Financing Agreements on any future occasion or otherwise.

22. Amendment Fee. In consideration of the waiver and amendments set forth herein, Borrowers shall on the date hereof, pay to Agent, for the account of Tranche A Lenders who have executed this Amendment No. 2 on or before the date hereof, or Agent, at its option, may charge the loan account of Borrowers maintained by Agent, an amendment fee in the aggregate amount equal to one-half of one (.5%) percent of the Tranche A Commitments (as defined after giving effect to Amendment No. 2) of each such Tranche A Lender, which fee is fully earned and payable as of the date hereof and shall constitute part of the Obligations.

23. Amendment to Mezzanine Note Intercreditor Agreement. Required Lenders, by their signature below, authorize Agent to enter into the Amendment to the Mezzanine Note Intercreditor Agreement substantially in the form annexed here to as Exhibit B to Amendment No. 2.

24. Representations and Warranties. Borrowers and Guarantors, jointly and severally, represent and warrant with and to Agent and Lenders as follows, which representations and warranties shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of Revolving Loans and providing Letters of Credit to Borrowers:

(a) after giving effect to the waiver of the Acknowledged Events of Default described in Section 21 (a) hereof, no Event of Default or event, which with notice or passage or time or both would constitute an Event of Default, exists or has occurred and is continuing;

(b) this Amendment No. 2 and each other agreement to be executed and delivered by Borrowers and Guarantors in connection herewith has been duly authorized, executed and delivered by all necessary action on the part of each Borrower and Guarantor which is a party hereto and, if necessary, their respective equity holders and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of each of the Borrowers and Guarantors, as the case may be, contained herein and therein constitute legal, valid and binding obligations of each of the Borrowers and Guarantors, enforceable against them in accordance with their terms;

(c) the execution, delivery and performance of this Amendment No. 2 (i) are all within each Borrower’s and Guarantor’s corporate powers and (ii) are not in contravention of law or the terms of any Borrower’s or Guarantor’s certificate or articles of incorporation, by laws, or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound; and

(d) all of the representations and warranties set forth in the Loan Agreement and the other Financing Agreements, each as amended hereby, are true and correct in all material respects on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

25. Conditions Precedent. The waiver and amendments contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

(a) Agent shall have received counterparts of this Amendment No. 2, duly authorized, executed and delivered by Borrowers and Guarantors, and the Required Lenders;

(b) Agent shall have received the consent or authorization from such Lenders as are required for the amendments provided for herein to execute this Amendment No. 2 on behalf of the Lenders;

(c) Agent shall have received, in form and substance reasonably satisfactory to Agent, the Amendment to the Mezzanine Note Intercreditor Agreement, duly authorized, executed and delivered by Mezzanine Note Agent, Borrowers and Guarantors;

(d) Agent shall have received a true and correct copy of each consent, waiver or approval (if any) to or of this Amendment No. 2, which Borrowers and Guarantors are required to obtain from any other Person, and such consent, approval or waiver (if any) shall be in form and substance reasonably satisfactory to Agent;

(e) Agent shall have received satisfactory evidence, in form and substance satisfactory to Agent, of the receipt by Parent on or prior to the date hereof of a net aggregate amount of not less than $10,000,000 in cash as an equity contribution by one or more of the Equity Investors and/or their respective Affiliates (excluding Borrowers and Guarantors);

(f) Agent shall have received satisfactory evidence, in form and substance satisfactory to Agent, of the receipt by Parent on or prior to the date hereof of a net aggregate amount of not less than $10,000,000 in cash as proceeds of loans made to Borrowers and Guarantors under the Mezzanine Note Documents,

(g) Agent shall have received, in form and substance satisfactory to Agent, true, correct and complete copies of the Mezzanine Notes and all other agreements, documents or instruments related to the additional $10,000,000 loan to Borrowers and Guarantors under the Mezzanine Loan Documents;

(h) Agent shall have received, in form and substance satisfactory to Agent, a true, correct and complete copy of the Mezzanine Fourth Amendment, providing for among other things, the issuance of not less than $10,000,000 of additional Mezzanine Notes and provision for the payment of interest as set forth in Section 9.9(g) of the Loan Agreement;

(i) Agent shall have received evidence, in form and substance reasonably satisfactory to Agent, that the Acknowledged Events of Default (as defined in Section 21 hereof) have been waived by the Mezzanine Note Agent and the holders of the Mezzanine Notes as of the date hereof.

(j) Agent shall have received, in form and substance satisfactory to Agent, the letter agreement, duly authorized, executed and delivered by Borrowers and Guarantors, relating to the delivery by Borrowers to Agent of (i) a Deposit Account Control Agreement with respect to the deposit accounts of Specialty Steel maintained at PNC Bank and (ii) a lender’s loss payable endorsement with respect to the insurance of Borrowers;

(k) Agent shall have received, in form and substance satisfactory to Agent, the Information Certificate, duly authorized, executed and delivered by Specialty Steel;

(1) Agent shall have received, in form and substance satisfactory to Agent, evidence of insurance required under the Loan Agreement and under the other Financing Agreements with respect to Specialty Steel, and certificates of insurance policies naming Agent as loss payee; and

(m) after giving effect to the waiver of the Acknowledged Events of Default described in Section 21 (a) hereof, no Event of Default shall have occurred and be continuing and no event shall have occurred or condition be existing and continuing which, with notice or passage of time or both, would constitute an Event of Default.

26. Effect of this Amendment. Except as expressly set forth herein, no other amendments, consents, changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and Borrowers and Guarantors shall not be entitled to any other or further amendment or consent by virtue of the provisions of this Amendment No. 2 or with respect to the subject matter of this Amendment No. 2. To the extent of conflict between the terms of this Amendment No. 2 and the other Financing Agreements, the terms of this Amendment No. 2 shall control. The Loan Agreement and this Amendment No. 2 shall be read and construed as one agreement.

27. Governing Law. The validity, interpretation and enforcement of this Amendment No. 2 and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

28. Binding Effect. This Amendment No. 2 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

29. Further Assurances. Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment No. 2.

30. Entire Agreement. This Amendment No. 2 represents the entire agreement and understanding concerning the subject matter hereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

31. Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 2.

32. Counterparts. This Amendment No. 2 may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment No. 2 by telefacsimile or other electronic method of transmission shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 2. Any party delivering an executed counterpart of this Amendment No. 2 by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart of this Amendment No. 2, but the failure to do so shall not affect the validity, enforceability, and binding effect of this Amendment No. 2.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered by their authorized officers as of the day and year first above written.

WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent and a Lender

By:	[Illegible]
Title:	Vice President

LATROBE STEEL COMPANY

By:	[Illegible]
Title:	Vice President, Secretary and Treasurer

OH&R SPECIAL STEELS COMPANY

By:	[Illegible]
Title:	Vice President, Secretary and Treasurer

SPECIALTY STEEL SUPPLY, INC.

By:	[Illegible]
Title:	Vice President, Secretary and Treasurer

TOOLROCK HOLDING, INC.

By:	[Illegible]
Title:	Vice President, Secretary and Treasurer

Latrobe - Amendment No. 2 to LSA

PNC BANK, NATIONAL ASSOCIATION, as a Lender and as successor to National City Business Credit, Inc.

By:	[Illegible]
Illegible
Title:	Vice President

Latrobe - Amendment No. 2 to LSA

SOVEREIGN BANK., as a Lender

By:	[Illegible]
Illegible
Title:	Vice President

Latrobe - Amendment No. 2 to LSA

RZB FINANCE LLC, as a Lender

By:	/s/ CHRISTOPH HOEDL
CHRISTOPH HOEDL
Title:	First Vice President

By:	/s/ SHIRLEY RITCH
SHIRLEY RITCH
Title:	Vice President

Latrobe - Amendment No. 2 to LSA

LASALLE BUSINESS CREDIT, LLC, as a Lender

By:	[Illegible]
Title:	AVP

Latrobe - Amendment No. 2 to LSA

U.S. BANK NATIONAL ASSOCIATION, as a Lender.

By:	[Illegible]
Title:	AVP

Latrobe - Amendment No. 2 to LSA

EXHIBIT A

Commitments

Lender	Tranche A Commitment	Percentage
Wachovia Bank, National Association	$74,375,000	42.5%
PNC Bank, National Association*	$35,000,000	20.00%
RZB Finance LLC	$19,687,500	11.25%
LaSalle Business Credit, LLC	$19,687,500	11.25%
U.S. Bank National Association	$17,500,000	10.00%
Sovereign Bank	$8,750,000	5.00%
TOTAL:	$175,000,000	100%

*	also includes share of its predecessor, National City Business Credit, Inc.

EXHIBIT B

Form of Amendment to Mezzanine Note Intercreditor Agreement

See attached.

[Execution]

AMENDMENT NO. 1 TO

INTERCREDITOR AND SUBORDINATION AGREEMENT

THIS AMENDMENT NO. 1 TO INTERCREDITOR AND SUBORDINATION AGREEMENT, dated March 17, 2010, is by and among Wachovia Bank, National Association, in its capacity as agent for the Senior Lenders (in such capacity, “Senior Agent”), Sankaty Advisors LLC, a Delaware limited liability company, in its capacity as collateral agent for the Junior Lenders (as hereinafter defined) (in such capacity “Junior Agent”), Sankaty Credit Opportunities II, L.P., a Delaware limited partnership, Prospect Harbor Credit Partners, L.P., a Delaware limited partnership, Sankaty High Yield Partners III, L.P., a Delaware limited partnership, RGIP, LLC, a Delaware limited liability company (each of Sankaty Advisors LLC, Sankaty Credit Opportunities II, L.P., Prospect Harbor Credit Partners, L.P., Sankaty High Yield Partners III, L.P., and RGIP, LLC, together with each of their respective successors and assigns, is a “Junior Lender” and collectively, the “Junior Lenders”), Latrobe Steel Company, a Pennsylvania corporation (“LSC”), OH&R Special Steels Company, a Delaware corporation (OH&R), Specialty Steel Supply, Inc., a Texas corporation (“Specialty Steel” and together with LSC and OH&R, each, a “Borrower and collectively, the “Borrowers”), and Toolrock Holding, Inc., a Delaware corporation (“Holding”).

W I T N E S S E T H:

WHEREAS, Senior Agent, Junior Agent and Junior Lenders have previously entered into the Intercreditor and Subordination Agreement, dated March 6, 2008 (as the same may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Intercreditor Agreement”), among Senior Agent, Junior Agent and Junior Lenders, as acknowledged by Borrowers and Holding; and

WHEREAS, the parties hereto wish to make certain amendments to the Intercreditor Agreement, and by this Amendment the parties desire and intend to evidence such amendments;

NOW THEREFORE, in consideration of the mutual benefits accruing to the parties hereunder and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1. Definitions.

(a) Additional Definitions. As used herein, the following terms shall have the meanings given to them below and the Intercreditor Agreement shall be deemed and is hereby amended to include, in addition and not in limitation, the following definitions:

(i) “Amendment No. 1” shall mean Amendment No. 1 to Intercreditor and Subordination Agreement, dated March 17, 2010, by and among Senior Agent, Junior Agent and Junior Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(ii) “Amendment No. 2 to Senior Lender Loan Agreement” shall mean Waiver and Amendment No. 2 to Loan and Security Agreement, dated March 17, 2010, by and among Senior Agent, the lenders party thereto, Borrowers and Holding, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(iii) “Accrued Note Interest” shall mean (a) $4,856,645.36 which amount represents the aggregate accrued amount of interest owing in respect of the Notes during the period commencing March 16, 2009 and ending March 15, 2010 and (b) PIK Interest (as such term is defined in the Junior Lender Loan Agreement as in effect on the date of Amendment No. 1) accruing on and after December 16, 2009.

(b) Amendment to Definitions. All references to each of the following terms herein and in the Intercreditor Agreement shall be deemed and each such reference is hereby amended to mean the following:

(i) The definition of “Senior Lender Credit Amount” is hereby amended by deleting the reference to “$240,000,000” contained in subsection (a) thereof and replacing it with “$185,000,000”.

(c) Interpretation. For purposes of this Amendment, unless otherwise defined herein, all capitalized terms used herein shall have the meaning given to them in the Intercreditor Agreement. All references to the plural herein shall also mean the singular and all references to the singular herein shall also mean the plural, in each case unless otherwise required by the context of the use thereof.

2. Restricted Period. Each of the parties hereto acknowledge and agree that the Restricted Period imposed prior to the date hereof shall not be counted towards any of the limitations set forth in subsections (ii), (iii) and (iv) of the definition of Restricted Period.

3. Prohibited Payments on the Junior Lender Claim. Section 2.03 of the Intercreditor Agreement is hereby amended by deleting subsection (b) thereof in its entirety and replacing it with the following:

“(b) Notwithstanding any other provision of this Agreement to the contrary, during any period that is not a Restricted Period, the Loan Parties or any guarantor of the Junior Lender Claim may pay, and the Junior Agent and the Junior Lenders may accept and retain:

(i) as to

(A) regularly scheduled payments of interest due and owing after January 15, 2010, such interest may be paid when due, provided, that, (1) such interest is paid in accordance with the

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terms of the Junior Lender Loan Documents (as in effect on the date of Amendment No. 1), (2) after giving effect to such payment, the average Excess Availability (as defined in the Senior Lender Loan Agreement) for the consecutive thirty (30) calendar day period ending on the day prior to such applicable Interest Payment Date (as such term is defined in the Junior Lender Loan Agreement, as in effect on the date of Amendment No. 1) is equal to or greater than $15,000,000 (without giving effect to the QDO Release Reserve (as defined in the Senior Lender Loan Agreement after giving effect to Amendment No. 2 to Senior Lender Loan Agreement), if applicable at such time), (3) on the date of such payment and after giving effect thereto, the Excess Availability is equal to or greater than $15,000,000 (without giving effect to the QDO Release Reserve, if applicable at such time), and (4) on the date of any such payment and after giving effect thereto, no Event of Default (as defined in the Senior Lender Loan Agreement) shall have occurred and be continuing, and

(B) Accrued Note Interest, Parent may pay Accrued Note Interest, provided, that, (1) such Accrued Note Interest is paid no more frequently than once every thirty (30) consecutive days (each such date being a “Monthly Payment Date”), with the first payment in respect of Accrued Note Interest to occur no earlier than June 15, 2010, (2) as of the date of any such payment and after giving effect thereto, Excess Availability (calculated on a pro forma basis after giving effect to any such payment) shall not be less than $20,000,000, (3) with respect to all payments of Accrued Amounts (as defined in the Senior Lender Loan Agreement after giving effect to Amendment No. 2 to Senior Lender Loan Agreement) made during any consecutive ninety day period, once the aggregate amount of payments during any such period equals or exceeds $500,000, as of the date of any such payment and after giving effect thereto, the Fixed Charge Coverage Ratio (as defined in the Senior Lender Loan Agreement) of Holding and its Subsidiaries (calculated on a pro forma basis after giving effect to any such payment) is not less than 1.10:1.00 for the period then applicable under Section 9.17(b) of the Senior Lender Loan Agreement (after giving effect to Amendment No. 2 to Senior Lender Loan Agreement), (4) the aggregate amount of Accrued Amounts paid on any Monthly Payment Date shall not exceed (aa) $500,000 with respect to the first payment made during any consecutive ninety day period, and $400,000 on any Monthly Payment Date during such period thereafter and (bb) $1,000,000 during any consecutive ninety day period, and (5) on the date of

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any such payment and after giving effect thereto, no Event of Default shall have occurred and be continuing;

(ii) reimbursement of expenses and counsel fees incurred by Junior Lenders in connection with any amendment, supplement or waiver to the Junior Lender Loan Documents not prohibited by this Agreement;

(iii) Proceeds of any issuance of equity securities that are required to be applied to the Notes pursuant to Section 3.2.4 of the Junior Lender Loan Agreement to the extent that such Proceeds are not required to be paid to Senior Agent for application to the Senior Lender Claim pursuant to the terms of the Senior Lender Loan Documents or to the extent that Senior Agent and Senior Lenders may waive their rights to any portion of such payments; and

(iv) payment of:

(A) the principal amount of the Notes and other obligations under the Junior Lender Loan Agreement at the stated maturity of the Notes; and

(B) up to $5,000,000 of principal owing in respect of the Notes prior to the stated maturity thereof at anytime after September 1, 2010, so long as (1) Senior Agent shall have received notice of such proposed payment no later than five (5) Business Days prior thereto, (2) the daily average of the Excess Availability shall have been not less than $30,000,000, (aa) for the immediately preceding ninety (90) consecutive day period for which the Borrowing Base has been calculated prior to the date of such payment, and (bb) on the date of such payment, in each case on a pro forma basis using the Excess Availability as of the date of the most recent calculation of the Borrowing Base immediately prior to giving effect to any such payment, (3) the Fixed Charge Coverage Ratio of Parent and its Subsidiaries (calculated without giving effect to any such payment) determined as of the end of the fiscal month most recently ended prior to such proposed payment for which Senior Agent has received financial statements pursuant to the Senior Lender Loan Agreement shall be not less than 1.10 to 1.00 for the period of the immediately preceding twelve (12) consecutive fiscal months ending on the last day of such fiscal month, (4) on the date of any such payment and after giving effect thereto, no Event of Default shall have occurred and be continuing, and (5) on the date of any such payment, Senior Agent shall have

4

received a certificate executed by the chief financial officer of Latrobe, certifying that each of the conditions to such payment of principal in respect of the Notes set forth in this Section have been satisfied.

Notwithstanding the foregoing, (x) payments of Accrued Note Interest in an amount not to exceed $1,907,008.09 may be made on the Amendment No. 2 Effective Date (as defined in Amendment No. 2 to Senior Lender Loan Agreement) and without subject to satisfying the conditions set forth in Sections 2.03(b)(i)(B)(1), (2), (3) and (4) hereof and (y) payments of Accrued Note Interest permitted with the proceeds of tax refunds pursuant to Section 19 of Amendment No. 2 to Senior Lender Loan Agreement may be made at any time, and without subject to satisfying the conditions set forth in Sections 2.03(b)(i)(B)(l), (2), (3) and (4) hereof. Until the Senior Lender Claim shall have been fully paid, satisfied and performed in accordance with the terms of the Senior Lender Loan Documents and all obligations and commitments of the Senior Lenders and the Senior Agent to all of the Borrowers have been terminated, no Loan Party shall pay to the Junior Agent or Junior Lenders and the Junior Agent and Junior Lenders shall not accept or receive, directly or indirectly, any payments or prepayments in respect of the Junior Lender Claim, other than the payments expressly permitted by this Section 2.03(b).”

4. Amendments to Financing Arrangements. Section 2.08 of the Intercreditor Agreement is hereby deleted in its entirety and replaced with the following:

“2.08 Amendments to Financing Arrangements.

(a) Junior Agent and Junior Lenders agree that, subject to the terms and conditions of this Agreement, the Senior Agent and the Senior Lenders shall have the right, without the consent of Junior Lenders, to amend, restate, supplement, replace, refinance, extend, consolidate, restructure, otherwise modify or permit any amendment, restatement, supplement, replacement, refinancing, extension, consolidation, restructuring or other modification to the Senior Lender Loan Documents except that, without the prior written consent of the Junior Agent or Junior Lenders, the Senior Agent shall not amend, modify, or supplement any provision of, or waive any other party’s compliance with any of the terms of any Senior Lender Loan Document which: (i) restricts or prohibits payments by the Loan Parties to the Junior Lenders (except as set forth in the Senior Lender Loan Documents as in effect on the date hereof); or (ii) extend the Maturity Date (as such term is defined in the Senior Lender Loan Agreement as in effect on the date hereof), (iii) increases the maximum principal amount of the Senior Lender Credit

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Amount; (iv) after the date of Amendment No. 1, increases any “Applicable Margin” with respect to (x) any Revolving Loans (as defined in the Senior Lender Loan Agreement) except as provided for in the Senior Lender Loan Agreement (as in effect on the date hereof), (y) the fees with respect to Letters of Credit (as defined in the Senior Lender Loan Agreement as in effect on the date hereof) set forth in Section 3.2(a) of the Senior Lender Loan Agreement (as in effect on the date hereof), in each case, by more than two percent (2.00%) (excluding increases resulting from the accrual or payment of interest at the default rate as provided for in any of the Senior Lender Loan Documents as in effect on the date hereof). Any such amendments or modifications to the Senior Lender Loan Documents shall be secured by the Collateral and shall be entitled to the benefits of this Agreement.

(b) Junior Agent and Junior Lenders agree that, without the prior written consent of the Senior Agent, they shall not amend, modify or permit any amendment or modifications to the Junior Lender Loan Documents in any manner which: (i) modifies the Maturity Date (as defined in the Junior Lender Loan Agreement) provided for in the Junior Lender Loan Documents; (ii) accelerates, change to earlier dates or shortens the timing of or increases the amount of any payment (or prepayment) of the principal or premium, if any, due under the Junior Lender Loan Documents; (iii) after the date of Amendment No. 1, accelerates, change to earlier dates or shortens the timing of or increases the amount of any interest due under the Junior Lender Loan Documents by more than two percent (2.00%); provided that any such permitted increase shall be in the form of PIK interest only; (iv) increases any fee(s) payable under the Junior Lender Loan Documents or imposes an additional fee under the Junior Lender Loan Documents; (v) modifies the amortization of principal provided for in the Junior Lender Loan Documents; (vi) imposes any greater monetary obligation or modifies any existing covenant to cause such existing covenant to be materially more stringent or restrictive on any of the Loan Parties or imposes an additional covenant that is materially more stringent or restrictive on any of the Loan Parties other than those provided in the Junior Lender Loan Agreement as of the date of this Agreement; (vii) changes, in a manner adverse to any Loan Party, or adds any event of default or any covenant with respect to the Junior Lender Loan Documents; (viii) changes any redemption or prepayment provisions of the Junior Lender Loan Documents in a manner adverse to any Loan Party; (ix) changes or amends any other term of any Junior Lender Loan Document if such change or amendment would result in a Senior Lender Default, increase the obligations of any Loan Party, confer additional material rights on Junior Agent or any Junior Lender in a manner adverse to any Loan Party, or otherwise contravene the provisions of this Agreement; or (x) secures the Junior Lender Claim with the grant of any security interests, mortgage or deed of trust Liens or other collateral assignments or Liens on the property of any Loan Party that is not subject to a senior priority Lien under the Senior Lender Loan Documents; provided, however, following the date hereof, in the event that either (y) any existing

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covenant in the Senior Lender Loan Agreement is modified or (z) any additional covenant which is not included in the Senior Lender Loan Agreement on the date hereof is added to the Senior Lender Loan Agreement, then the Junior Lenders may amend the Junior Lender Loan Agreement to either (A) modify any corresponding existing covenant in the Junior Lender Loan Agreement or (B) add a corresponding additional covenant to the Junior Lender Loan Agreement; provided further, however, after the date of Amendment No. 1, any such modified or additional covenant in the Junior Lender Loan Agreement that is a financial covenant shall be adjusted such that (1) the level of any such modified existing financial covenant shall be increased or decreased by the same relative amount as any such increase or decrease to the corresponding modified existing financial covenant in the Senior Lender Loan Agreement and (2) the level of any such new financial covenant is at least fifteen percent (15%) more lenient to the Borrowers than the corresponding new financial covenant in the Senior Lender Loan Agreement.”

5. Notices. Section 3.01 of the Intercreditor Agreement is hereby amended by deleting subsection (a) thereof and replacing it with the following: “(a) if to Senior Agent, to Wachovia Bank, National Association, 12 East 49th Street, New York, New York 10017, Attention: Portfolio Manager-Latrobe, Telephone No. (212) 545-4491, Telecopy No.: (212) 545-4283;”

6. Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Intercreditor Agreement are intended or implied, and in all other respects, the Intercreditor Agreement is hereby specifically ratified, restated and confirmed by the parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the Intercreditor Agreement, the terms of this Amendment shall control. The Intercreditor Agreement and this Amendment shall be read as one agreement.

7. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as may be necessary to effectuate the provisions and purposes of this Amendment.

8. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York, without regard to any principles of conflicts of laws or other rule of law that would result in the application of the law of any jurisdiction other than the State of New York.

9. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

10. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties thereto. Delivery of an executed counterpart of this Amendment by telefacsimile or other method of electronic transmission shall have the same

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force and effect as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other method of electronic transmission also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment as to such party or any other party.

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IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to Intercreditor and Subordination Agreement to be duly executed as of the day and year first above written.

Wachovia Bank, National Association, as Senior Agent

By:
Title:

Sankaty Advisors LLC, as Junior Agent and a Junior Lender

By:
Title:

Sankaty Credit Opportunities II, LP.

By:
Title:

Prospect Harbor Credit Partners, L.P.

By:
Title:

Sankaty High Yield Partners III, L.P.

By:
Title:

RGIP, LLC

By:
Title:

[Signature Page to Amendment No. 1 to Intercreditor and Subordination]

ACKNOWLEDGMENT

Each of the undersigned hereby acknowledges and agrees to the terms and provisions of the foregoing Amendment No. 1 to Intercreditor and Subordination Agreement, and confirms and restates the terms of the Acknowledgment to the Intercreditor and Subordination Agreement made by each of the undersigned.

LATROBE STEEL COMPANY

By:
Title:

OH&R SPECIAL STEELS COMPANY

By:
Title:

SPECIALTY STEEL SUPPLY, INC.

By:
Title:

TOOLROCK HOLDING, INC.

By:
Title:

[Signature Page to Amendment No. 1 to Intercreditor and Subordination]